UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 12, 2010
USA Mobility, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51027	16-1694797

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia	22151

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 12, 2010, USA Mobility, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). There were 22,333,006 shares of common stock eligible to vote, of which 18,903,815 shares were represented in person or by proxy at the Annual Meeting. The purpose of the Annual Meeting was to elect seven directors and to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. Seven directors were elected to hold office until the next Annual Meeting and until their respective successors have been elected or appointed. Also the appointment of Grant Thornton LLP was ratified. No other business was transacted.
Nominees for election to the Board of Directors were approved by a plurality of the votes properly cast by holders of the common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote. Shares withheld from voting on the election of directors, including broker non-votes, had no effect on the outcome of the election of directors.

The results of the election of the directors and the ratification of the appointment of Grant Thornton LLP were as follows:

	Shares of Common Stock Voted
Election of Directors:	In Favor	Against	Withheld
Nicholas A. Gallopo	15,894,061	—	414,342
Vincent D. Kelly	15,946,842	—	361,591
Brian O’Reilly	14,846,928	—	1,461,505
Matthew Oristano	15,890,087	—	418,346
Thomas L. Schilling	15,023,739	—	1,284,694
Samme L. Thompson	15,794,265	—	514,168
Royce Yudkoff	15,815,636	—	492,797

Ratification of Appointment of:	In Favor	Against	Abstained
Grant Thornton LLP	18,835,008	36,870	31,937

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.
May 13, 2010	By:	/s/ Thomas L. Schilling
Thomas L. Schilling
Chief Operating Officer and Chief Financial Officer